                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                            ARTMASTER STUDIOS, INC.,



                                INTERIORS, INC.,



                            MERCHANDISE SALES, INC.,



                                      AND



                CERTAIN SHAREHOLDERS OF MERCHANDISE SALES, INC.



                                 MARCH 23, 1998

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I    DEFINITIONS............................................................................   1

ARTICLE II   THE MERGER.............................................................................   8

             2.01   Merger..........................................................................   8
             2.02   Effective Time..................................................................   8
             2.03   Certificate of Incorporation, Bylaws,
                    Directors and Officers, Name....................................................   8
             2.04   Assets and Liabilities..........................................................   9
             2.05   Further Assurances..............................................................   9
             2.06   Conversion of Securities........................................................  10
             2.07   Post-Closing Adjustments........................................................  11
             2.08   Exchange of Shares..............................................................  12
             2.09   Escrow; Indemnification Representative..........................................  13
             2.10   Consummation of Merger..........................................................  15
             2.11   Closing.........................................................................  15
             2.12   Actions at the Closing..........................................................  15

ARTICLE III  REPRESENTATIONS AND
             WARRANTIES REGARDING THE COMPANY.......................................................  16

             3.01   Organization and Good Standing;
                    Authorization...................................................................  16
             3.02   No Conflicts....................................................................  17
             3.03   Capitalization..................................................................  17
             3.04   Financial Statements............................................................  18
             3.05   Title to Property; Encumbrances.................................................  19
             3.06   Inventory and Accounts Receivable...............................................  20
             3.07   Compliance with Law.............................................................  20
             3.08   Trademarks, Patents, Etc........................................................  21
             3.09   Banking and Insurance...........................................................  22
             3.10   Indebtedness....................................................................  22
             3.11   Judgments; Litigation...........................................................  23
             3.12   Income and Other Taxes..........................................................  23
             3.13   Corporate Records...............................................................  25
             3.14   Employee Benefit Matters........................................................  25
             3.15   No Undisclosed Liabilities......................................................  25
             3.16   Permits, Licenses, Etc..........................................................  26
             3.17   Regulatory Filings..............................................................  26
             3.18   Consents........................................................................  26
             3.19   Material Contracts; No Defaults.................................................  27
             3.20   Absence of Certain Changes......................................................  29
             3.21   Employees and Labor Matters.....................................................  30
             3.22   Affiliations....................................................................  31
             3.23   Principal Customers and Suppliers...............................................  31
             3.24   Warranty Liability..............................................................  32
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                                      -i-
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             3.25   Hazardous Materials.............................................................  32
             3.26   Brokers' Fees...................................................................  33
             3.27   Disclosure......................................................................  33

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER................................................  34

             4.01   Organization, Power and Authority of Buyer
                    and Newco.......................................................................  34
             4.02   Authorization...................................................................  34
             4.03   No Conflict or Violation........................................................  34
             4.04   Capitalization..................................................................  35
             4.05   Consents and Approvals..........................................................  35
             4.06   Reports and Financial Statements................................................  35
             4.07   Brokers' Fees...................................................................  36
             4.08   Disclosure......................................................................  36
             4.09   Capital Contribution............................................................  36

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE
             SHAREHOLDERS...........................................................................  37

             5.01   Ownership of Shares.............................................................  37
             5.02   Delivery of Good Title..........................................................  37
             5.03   Execution and Delivery..........................................................  37
             5.04   No Conflicts....................................................................  37
             5.05   Restrictions on Transfer of Buyer
                    Common Stock Under Securities Laws..............................................  38

ARTICLE VI   CONDITIONS TO CONSUMMATION OF MERGER...................................................  39

             6.01   Conditions to Obligations of Buyer and
                    Newco...........................................................................  39
             6.02   Conditions to Obligations of the
                    Company and the Shareholders....................................................  41

ARTICLE VII  CONDUCT OF BUSINESS PENDING CLOSING....................................................  42

             7.01   Qualification...................................................................  42
             7.02   Ordinary Course.................................................................  42
             7.03   Organic Changes.................................................................  42
             7.04   Indebtedness....................................................................  43
             7.05   Accounting......................................................................  43
             7.06   Compliance with Legal Requirements..............................................  43
             7.07   Disposition of Assets...........................................................  43
             7.08   Compensation....................................................................  43
             7.09   Modification or Breach of Agreements; New
                    Agreements......................................................................  43
             7.10   Capital Expenditures............................................................  44
             7.11   Maintain Insurance..............................................................  44
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                                      -ii-
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             7.12   Discharge.......................................................................  44
             7.13   Actions.........................................................................  44
             7.14   Permits.........................................................................  44
             7.15   Tax Assessments and Audits......................................................  44

ARTICLE VIII ADDITIONAL COVENANTS...................................................................  44

             8.01   Covenants of the Company and the
                    Shareholders....................................................................  44
             8.02   Covenants of Buyer..............................................................  45
             8.03   Access and Information..........................................................  46
             8.04   Expenses........................................................................  46
             8.05   Certain Notifications...........................................................  46
             8.06   Publicity; Employee Communications..............................................  47
             8.07   Further Assurances..............................................................  47
             8.09   Post-Termination Employment.....................................................  48
             8.10   Subordination...................................................................  48

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER......................................................  48

             9.01   Termination.....................................................................  48
             9.02   Effect of Termination...........................................................  49
             9.03   Amendment.......................................................................  49
             9.04   Waiver..........................................................................  49

ARTICLE X    INDEMNIFICATION........................................................................  49

             10.01  Survival of Representations and Warranties
                    and Covenants...................................................................  49
             10.02  Indemnification.................................................................  50
             10.03  Third Party Claims..............................................................  52

ARTICLE XI   REGISTRATION RIGHTS AND ADDITIONAL
             RESTRICTIONS ON TRANSFER...............................................................  53

             11.01   Registration of Shares.........................................................  53
             11.02   Expenses of Registration.......................................................  54
             11.03   Indemnification................................................................  54
             11.04   Shareholder Information........................................................  55
             11.05   Restrictions on Transfer.......................................................  55

ARTICLE XII  GENERAL PROVISIONS.....................................................................  56

             12.01   Notices........................................................................  56
             12.02   Severability...................................................................  57
             12.03   Entire Agreement...............................................................  57
             12.04   Successors and Assigns.........................................................  58
             12.05   Counterparts...................................................................  58
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                                     -iii-
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             12.06   Schedules and Annexes..........................................................  58
             12.07   Construction...................................................................  58
             12.08   Consent to Jurisdiction........................................................  58
             12.09   Governing Law..................................................................  59

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------



          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into
                                                   ---------
as of March 23, 1998 by and among Artmaster Studios, Inc., a Delaware corporation ("Newco"), Interiors, Inc., a Delaware corporation ("Buyer"),
              -----                                              -----
Merchandise Sales, Inc., a California corporation (the "Company"), and certain
                                                        -------
shareholders of the Company listed on the signature pages hereto (collectively, the "Shareholders").
     ------------


                                R E C I T A L S
                                - - - - - - - -

          (A) The Shareholders own approximately 89% of the aggregate issued and outstanding shares of Common Stock of the Company.

          (B) Buyer owns all of the issued and outstanding shares of capital stock of Newco.

          (C) The Board of Directors of each of Newco and the Company have determined that it is fair to, and in the best interests of, their respective corporations and stockholders for the Company to be merged with and into Newco upon the terms and subject to the conditions set forth herein (the "Merger").
                                                                    ------
It is the intention of the parties hereto that the Merger be treated as a tax-deferred reorganization pursuant to Section 368(a)(2)(D) of the Code.

          (D) The Board of Directors of each of Newco and the Company have approved the Merger in accordance with the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California, respectively.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Article I and those accounting terms used in this Agreement and not defined in this Article I shall, except as otherwise provided for herein, be construed in accordance with GAAP.

          "Action" shall mean any actual or threatened claim, action, suit,
           ------
arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

          "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated
Person.

          "Agreement" shall have the meaning assigned to such term in the
           ---------
introductory paragraph of this Agreement.

          "Anniversary Date" shall have the meaning assigned to such term in
            ----------------
Section 2.07(a).

          "Balance Sheet" and   "Balance Sheet Date" shall have the respective
           -------------         ------------------
meanings assigned to such terms in Section 3.04(a).

          "best knowledge of the Shareholders" shall mean the knowledge of
           ----------------------------------
Robert M. Perkowitz and Steve West.

          "Business Day" shall mean any day excluding Saturday, Sunday or any
           ------------
day which shall be in the State of New York a legal holiday or a day on which banking institutions are authorized by law to close.

          "Buyer" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Buyer Common Stock" shall mean the Class A Common Stock, par value
           ------------------
$.001 per share, of Buyer.

          "California Corporation Law" shall mean the California General
           --------------------------
Corporation Law, as amended.

          "Certificates" shall have the meaning assigned to such term in
           ------------
Section 2.08(a).

          "Closing" and "Closing Date" shall have the respective meanings
           -------       ------------
assigned to such terms in Section 2.11.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall mean the Common Stock, par value $.001 per
           ------------
share, of the Company.

          "Company" shall have the meaning assigned to such term in the
            -------
introductory paragraph of this Agreement.

          "Constituent Corporations" shall have the meaning assigned to such
           ------------------------
term in Section 2.01.

          "Creditor Promissory Note" shall mean the unsecured promissory note of
           ------------------------
Buyer, substantially in the form of Annex L attached hereto.

          "Damages" shall mean any and all losses, liabilities, obligations,
           -------
costs, expenses, damages or judgments of any kind or nature whatsoever (including without limitation reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article X hereof).

          "Delaware Corporation Law" shall mean the Delaware General
           ------------------------
Corporation Law, as amended.

          "Effective Time" shall have the meaning assigned to such term in
           --------------
Section 2.02.

          "Environmental Laws" shall mean all Legal Requirements pertaining to
           ------------------
the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "Escrow Account" shall have the meaning set forth in the Escrow
            --------------
Agreement.

          "Escrow Agent" shall mean First Trust of California, a national
           ------------
association.

          "Escrow Agreement" shall have the meaning assigned to such term in
           ----------------
Section 2.09.

          "Escrow Shares" shall have the meaning assigned to such term in
           -------------
Section 2.09.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended.

          "Financial Statements" shall have the meaning assigned to such term
           --------------------
in Section 3.04(a).

          "GAAP" means United States generally accepted accounting principles,
            ----
consistently applied.

          "Governmental Entity" shall mean any local, state, federal or foreign
           -------------------
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

          "Hazardous Material" shall mean any flammable, ignitable, corrosive,
           ------------------
reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future.

          "Indebtedness" shall mean, when used with reference to any Person,
           ------------
without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and
(iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include
                         --------  -------
any liability for compensation of such Person's employees or for inventory or similar property acquired and consumed in the Ordinary Course or for services.

          "IRS" shall mean the United States Internal Revenue Service.
           ---

          "Leased Real Property" shall mean all real property, including
           --------------------
Structures, leased by the Company.

          "Legal Requirement" shall mean any statute, law, ordinance, rule,
           -----------------
regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

          "Letter of Intent" shall mean that certain Letter of Intent dated
           ----------------
February 18, 1998 among Buyer, the Company, Sienna Limited Partnership II, Robert M. Perkowitz, Paradigm Management, Inc., and Daniel L. Skaff.

          "Lien" shall mean all liens (including judgment and mechanics' liens,
           ----
regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition, properties, profitability, prospects or operations of the Company considered as a whole.

          "Merger" shall have the meaning assigned to such term in Recital C
           ------
hereof.

          "Merger Consideration" shall have the meaning assigned to such term
           --------------------
in Section 2.06(a).

          "Merger Shares" shall have the meaning assigned to such term in
           -------------
Section 2.06(a).

          "Newco" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Options" shall mean all outstanding options, warrants and other
           -------
rights to acquire Common Stock.

          "Ordinary Course" shall mean, when used with reference to the Company,
           ---------------
the ordinary course of the Company's business consistent with past practices.

          "Permits" shall have the meaning assigned to such term in Section
           -------
3.16 hereof.

          "Permitted Liens" shall mean (a) Liens for ad valorem real or personal
           ---------------
property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

          "Person" shall mean all natural persons, corporations, business
           ------
trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

          "Policies" shall have the meaning assigned to such term in Section
           --------
3.09(b) hereof.

          "Proprietary Information" shall have the meaning assigned to such
           -----------------------
term in Section 3.08(b).

          "Registered Rights" shall have the meaning assigned to such term in
           -----------------
Section 3.08(a).

          "Registration" shall have the meaning assigned to such term in
           ------------
Section 11.01(a).

          "Registration Expenses" means all reasonable expenses incurred by the
           ---------------------
Company in complying with Section 11.01 hereof, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses in all states.

          "Registrable Securities" means the Merger Shares and any shares of
           ----------------------
Buyer Common Stock issued or issuable in respect of the Merger Shares pursuant to any stock split, stock dividend, recapitalization, or similar event.

          "Representative" shall mean Robert M. Perkowitz.
           --------------

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shareholder Promissory Note" shall have the meaning assigned to
           ---------------------------
such term in Section 2.06(a).

          "Shareholders" shall have the meaning assigned to such term in the
           ------------
introductory paragraph of this Agreement.

          "Shares" shall mean the issued and outstanding Common Stock.
           ------

          "Shortfall Amount" shall have the meaning assigned to such term in
           ----------------
Section 2.07(a).

          "Stock Plans" shall mean all stock option plans and other stock or
           -----------
equity-related plans of the Company.

          "Structure" shall mean any facility, building, plant, factory, office,
           ---------
warehouse structure or other improvement owned or leased by the Company.

          "Subsidiary" of a Person shall mean any corporation, partnership,
           ----------
association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Surviving Corporation" shall have the meaning assigned to such term
           ---------------------
in Section 2.01 hereof.

          "Suspension Period" shall have the meaning assigned to such term in
           -----------------
Section 11.01(c).

          "Target Value" shall mean $1,250,000.00 or, if additional shares of
           ------------
Buyer Common Stock have been deposited into the Escrow Account pursuant to the terms of the Shareholder Promissory Note, $1,500,000.00. The Target Value shall be reduced to the extent of any proven claims against the Escrow Fund pursuant to the terms of the Escrow Agreement.

          "Tax" shall mean any federal, state, local or foreign income, gross
           ---
receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine, penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

          "Trustee" shall mean Robert M. Perkowitz.
           -------


                                  ARTICLE II

                                  THE MERGER
                                  ----------

          SECTION 2.01  Merger.  Upon the terms and subject to the conditions of
                        ------
this Agreement, the Company shall be merged with and into Newco in accordance with the applicable provisions of the Delaware Corporation Law. The Company and Newco are herein sometimes referred to as the "Constituent Corporations." At the
                                               ------------------------
Effective Time, the identity and separate corporate existence of the Company shall cease and Newco shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger
                                           ---------------------
shall have the effects set forth in Section 259 of the Delaware Corporation Law and Section 1107 of the California Corporation Law.

          SECTION 2.02  Effective Time.  The Merger shall become effective on
                        --------------
the date and at the time the Certificates of Merger referred to in Section 2.10 hereof are filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware Corporation Law and with the Secretary of State of the State of California in accordance with Section 1103 of the California Corporation Law. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time."
                                                          --------------

          SECTION 2.03  Certificate of Incorporation, Bylaws, Directors and
                        ---------------------------------------------------
Officers, Name.
--------------

               (a) The Certificate of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, from and after the Effective Time until amended in accordance with applicable law.

               (b) The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Surviving Corporation's Certificate of Incorporation and such Bylaws.

               (c) The directors and officers of Newco in office immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been elected and shall have qualified or as otherwise provided in the Bylaws of the Surviving Corporation.

               (d) The name of the Surviving Corporation from and after the Effective Time shall be "Artmaster Studios, Inc." until changed in accordance with applicable law.

          SECTION 2.04  Assets and Liabilities.  At the Effective Time, the
                        ----------------------
Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise under the laws of any jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired by this Article II; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Subject to Article X hereof, the Surviving Corporation shall indemnify and hold harmless the Shareholders and their respective agents, representatives, employees, shareholders, partners, officers and directors against any and all losses or liabilities (including reasonable attorney's fees and costs) they may suffer or incur as a result of the failure of the Surviving Corporation to discharge the debts and obligations of the Company and the Surviving Corporation from and after the Closing Date.

          SECTION 2.05  Further Assurances.  If, at any time after the Effective
                        ------------------
Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

          SECTION 2.06  Conversion of Securities.
                        ------------------------

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the Shares, all of the Shares shall be converted into and represent the right to receive an aggregate of (i) a promissory note of Buyer substantially in the form attached as Annex B hereto in the aggregate principal amount of $537,248.00 (the "Shareholder Promissory
                                                    ----------------------
Note") and (ii) shares of Buyer Common Stock with a fair market value on the
----
Closing Date of $1,250,000 (the "Merger Shares").  The Shareholder Promissory
                                 -------------
Note and Buyer Common Stock issuable in exchange for the Shares is referred to herein, in the aggregate, as the "Merger Consideration." The Merger
                                  --------------------
Consideration allocable to each individual Shareholder shall be in the amounts set forth opposite each Shareholder's name on Schedule 2.06(a), but shall be held by, respectively, the Trustee (in the case of the Shareholder Promissory
Note) and Escrow Agent (in the case of the Merger Shares) after the Closing.
For purposes of this Section 2.06, the fair market value per share of Buyer Common Stock on the Closing Date shall be computed using the average closing bid price per share of Buyer Common Stock for the thirty (30) trading days immediately preceding the third trading day prior to the Closing Date. As provided in Section 2.12(f) below, at the Closing the Buyer shall pay to the creditors of the Company set forth on Schedule 2.12(f) the amounts of cash set forth thereon and shall issue the Creditor Promissory Note in the amount of $272,752.00.

               (b) Prior to the Effective Time, the Company shall take all action necessary so that (i) all outstanding Options are exercised in full immediately prior to the Effective Time and (ii) there shall be no Options outstanding immediately prior to the Effective Time. Any holder of Options who so exercises his or her Options immediately prior to the Effective Time shall be considered a "Shareholder" for purposes of this Agreement, and the Company shall obtain an agreement of the holder of each Option to be bound by the terms of this Agreement. The Company shall terminate all Stock Plans immediately prior to the Effective Time, and the Surviving Corporation shall not assume any Stock Plan of the Company.

               (c) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time each share of Common Stock held by the Company as a treasury share immediately prior to the Effective Time shall be canceled and no payment of any consideration shall be made with respect thereto.

               (d) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time, each share of common stock of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued share of common stock of the Surviving Corporation, par value $.01 per share.

          SECTION 2.07  Post-Closing Adjustments.
                        ------------------------

               (a)  If, on the first anniversary of the Closing Date (the

"Anniversary Date"), the Merger Shares (as originally issued, but not including
 ----------------
$250,000 in Shares of Buyer Common Stock which may be issued as a result of the failure to prepay $350,000 in aggregate principal amount of the Creditor Promissory Note and the Shareholder Promissory Note) have a fair market value of less than the Target Value, then Buyer shall issue to the Shareholders additional shares of Buyer Common Stock (the "Additional Shares") having a fair
                                              ------------------
market value as of the Anniversary Date equal to the difference between (x) the Target Value and (y) the fair market value of the Merger Shares on the Anniversary Date (such difference being referred to herein as the "Shortfall
                                                                   ---------
Amount").  Any such issuance of Buyer Common Stock shall be made by Buyer to the
------
Shareholders in the same proportions which the Merger Consideration was allocated among the Shareholders, within ten (10) Business Days of the Anniversary Date. The number of Additional Shares issuable to each Shareholder shall be rounded to the nearest whole share. Any issuance of Additional Shares to the Shareholders pursuant to this Section 2.07(a) shall be subject to the provisions of the Escrow Agreement.

               (b) If, on the Anniversary Date, the Merger Shares have a fair market value greater than the Target Value, then the Shareholders shall return to Buyer shares of Buyer Common Stock having a fair market value on the Anniversary Date equal to the difference between (x) the Target Value and (y) the fair market value of the Merger Shares on the Anniversary Date. Any such return of shares of Buyer Common Stock shall be made by the Shareholders to Buyer in the same proportions which the Merger Consideration was allocated among the Shareholders, within ten (10) Business Days of the Anniversary Date. The number of shares of Buyer Common Stock to be returned by each Shareholder to Buyer pursuant to this Section 2.07(b) shall be rounded to the nearest whole share.

               (c) For purposes of this Section 2.07, the fair market value as of the Anniversary Date of the Merger Shares and the Additional Shares or the shares of Buyer Common Stock to be returned to Buyer shall be computed using the average closing bid price per share of Buyer Common Stock for the thirty (30) trading days immediately preceding the Anniversary Date.

          SECTION 2.08  Exchange of Shares.
                        ------------------

               (a) Each holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented
 ------------
outstanding shares of Common Stock will be entitled to receive by transfer to the Trustee and Escrow Agent, upon surrender to Buyer of such Certificates for cancellation, his or her portion of the Merger Consideration in the amounts calculated in accordance with Section 2.06 hereof. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive such Merger Consideration.

               (b) If any payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Following the Effective Time, until surrendered to Buyer in accordance with the provisions of this Section 2.08, each Certificate shall represent for all purposes only the right to receive upon such surrender the amount specified in the second sentence of this
Section 2.08, without any interest thereon, subject to any required withholding taxes.

               (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration issuable in exchange therefor pursuant to Section 2.06. Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Buyer indemnity against, or post a bond for, any claim that may be made against Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

               (d) No party hereto shall be liable to a holder of Common Stock for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the persons who have previously surrendered Certificates to the Buyer, and the Surviving Corporation shall cause the amount of such payment or payments to be divided among the holders of previously surrendered Certificates in proportion to the payments previously made to such holders in respect of the stock represented by such Certificates, and such holders shall be entitled to such payments free and clear of all claims of interest of any person previously entitled thereto.

               (e) From and after the Effective Time, the holders of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law.

               (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and promptly exchanged for a portion of the Merger Consideration as provided in this Section 2.08.

               (g) No certificates or script representing fractional shares of Buyer Common Stock shall be issued to the Shareholders upon the surrender for exchange of Certificates, and no Shareholders shall be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of Buyer with respect to any fractional shares of Buyer Common Stock that would otherwise be issued to such Shareholder. In lieu of any fractional shares of Buyer Common Stock that would otherwise be issued, each Shareholder that would have been entitled to receive a fractional share of Buyer Common Stock shall, upon proper surrender of such person's Certificates, receive a cash payment equal to (i) the fair market value per share of Buyer Common Stock multiplied by (ii) the fraction of a share that such Shareholder would otherwise be entitled to receive.

          SECTION 2.09  Escrow; Indemnification Representative.
                        --------------------------------------

               (a) On the Closing Date, Buyer, the Representative and the Escrow Agent shall execute and deliver an Escrow Agreement substantially in the form of Annex A attached hereto (the "Escrow Agreement") in order to provide
                                      ----------------
Buyer with security for indemnifiable claims hereunder. Within ten (10) Business Days after the Closing Date, Buyer shall deliver to the Escrow Agent the Merger Shares and, after the Closing Date, if required pursuant to the terms of the Escrow Agreement, Buyer shall deliver to the Escrow Agent the Additional Shares, if any

(collectively, the "Escrow Shares").  The Escrow Shares shall be payable to
                    -------------
Buyer or to the Shareholders, as the case may be, in accordance with the terms set forth in the Escrow Agreement.

               (b) In order to efficiently administer the transactions contemplated hereby, including (i) the defense and/or settlement of any claims for which the Shareholders may be required to indemnify Buyer pursuant to
Article X hereof and (ii) entering into the Escrow Agreement, the Shareholders hereby agree to the appointment of the Representative. The Representative is hereby authorized to take any and all action as is contemplated to be taken by the Shareholders by the terms of this Agreement. All decisions and actions by the Representative shall be binding upon all of the Shareholders and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. By their approval of this Agreement, the Shareholders agree that:

                    (i) Buyer shall be able to rely exclusively on the instructions and decisions of the Representative as to the settlement of claims for indemnification by Buyer pursuant to Article X hereof, or any other actions taken by the Representative hereunder, and no party hereunder shall have any cause of action against Buyer in reliance upon the instructions or decisions of the Representative;

                    (ii) all actions, decisions and instructions of the Representative shall be final, conclusive and binding upon the Shareholders;

                    (iii) the provisions of this Section 2.09(b) are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement and the Escrow Agreement; and

                    (iv) the provisions of this Section 2.09(b) shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder, and any references in this Agreement to a Shareholder shall mean and include the successors to the Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          In case of the resignation or inability to act of Robert M. Perkowitz or any of his successors, a successor shall be named by the vote of a majority in interest of the Shareholders. The term "Representative" as used herein shall be deemed to include a successor Representative. Except for wilful wrongdoing, the Representative shall be indemnified and held harmless by the Shareholders from and against any and all losses or liabilities such Representative may suffer or incur in connection with performing his duties as Representative. The Representative shall be entitled, at the expense of the Shareholders, to consult with attorneys, accountants and other professional consultants of his choice in connection with performing such duties.

          SECTION 2.10  Consummation of Merger.  As soon as practicable after
                        ----------------------
satisfaction of the conditions set forth in Article VI hereof, Newco shall execute and deliver to the Secretary of State of the State of Delaware a duly executed and verified Certificate of Merger and the Company and Newco shall execute and deliver to the Secretary of State of the State of California an executed original of the Certificate of Merger together with any other required certificates or documents, and the parties shall take all such other and further actions as may be required by law to make the Merger effective. Each holder of shares of Common Stock who approves this Agreement and the transactions contemplated hereby and/or properly surrenders to Buyer its Certificate(s) for cancellation in accordance with Section 2.07 hereof shall be deemed to be a party to this Agreement as a "Shareholder" and shall be treated as such for all purposes hereunder.

          SECTION 2.11  Closing.  The closing of the Merger and the other
                        -------
transactions contemplated hereby (the "Closing") shall take place at the offices
                                       -------
of Paul, Hastings, Janofsky & Walker LLP, Twenty-Third Floor, 555 South Flower Street, Los Angeles, California 90071, at 10:00 A.M. local time on March 23, 1998 or, if all conditions appearing in Article VI hereof to the obligations of the parties hereto to consummate the transactions contemplated hereby have not been satisfied or waived by such date, as promptly as practicable upon satisfaction of such conditions as Buyer and the Company may mutually establish (such time and date being referred to herein as the "Closing Date").
                                                     ------------

          SECTION 2.12  Actions at the Closing.  At the Closing:
                        ----------------------

               (a) The Company and the Shareholders shall deliver or cause to be delivered to Buyer and Newco all of the documents, certificates and instruments required to be delivered to Buyer or Newco pursuant to Section 6.01.

               (b) Buyer and Newco shall deliver or cause to be delivered to the Company and the Shareholders all of the documents, certificates and instruments required to be delivered to the Company or the Shareholders pursuant to Section 6.02.

               (c) Newco shall file the Certificates of Merger with the Secretary of State of the State of Delaware and the

Company and Newco shall file the Short Form Merger Agreement with the Secretary of State of the State of California.

               (d) The Buyer shall deliver to the Trustee the Shareholder Promissory Note.

               (e) Buyer, the Representative and the Escrow Agent shall execute and deliver the Escrow Agreement, and Buyer shall deliver to the Escrow Agent a certificate or certificates representing the Merger Shares within ten (10) Business Days after the Closing.

               (f) Simultaneously with the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, extinguish each of the obligations of the Surviving Corporation, as more particularly set forth on Schedule 2.12(f), through (i) the payment of $750,000 in immediately available funds and (ii) the issuance to the Trustee of the Creditor Promissory Note.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                             REGARDING THE COMPANY
                             ---------------------

          The Shareholders hereby jointly and severally represent and warrant to, and covenant and agree with, Buyer and Newco that:

          SECTION 3.01  Organization and Good Standing; Authorization.
                        ---------------------------------------------

               (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the State of California with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.01(a), such jurisdictions comprising all jurisdictions in which the Company owns or leases any property, or conducts any business, so as to require such qualification.

               (b) Except as set forth in Schedule 3.01(b), the Company has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

               (c) The Company has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by the Company. This Agreement, upon its execution and delivery by each of the Company and the Shareholders (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.02  No Conflicts.  Subject to compliance with the applicable
                        ------------
requirements of the Securities Act and any applicable state securities laws and the filing of the Certificates of Merger as required by the Delaware Corporation Law and the California Corporation Law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected including, without limitation, all arrangements in Section
3.19 hereof, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of the Company or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company. Schedule 3.02 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

          SECTION 3.03  Capitalization.  The authorized capital stock of the
                        --------------
Company consists solely of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 788,383.35 shares of Common Stock are, and on the Closing Date will be, issued and outstanding. No shares of Preferred Stock are issued or outstanding. Schedule 3.03 sets forth a complete and accurate list of the holders of shares of Common Stock, indicating the number of Shares held by each holder and their respective addresses. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as set forth on Schedule 3.03,
(i) there are no existing options, warrants, right, calls or commitments of any character relating to shares of Common Stock, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock and no commitments to issue such securities or instruments and
(iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock. The offer, issuance and sale of the Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

          SECTION 3.04  Financial Statements.
                        --------------------

               (a) Schedule 3.04(a) contains true and complete copies of (i) the audited balance sheet of the Company at March 28, 1997 and the related audited statements of income, shareholders' equity and cash flows for the year then ended, together with the opinion thereon of Kellogg & Andelson, the Company's independent accountants, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at December 23, 1997 (the "Balance Sheet Date")
              -------------                              ------------------
and the related unaudited statements of income, shareholders' equity and cash flows for the nine-month period ended on the Balance Sheet Date (such audited and unaudited financial statements are collectively referred to as the "Financial Statements").
 --------------------

               (b) The Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP during the periods covered thereby and prior periods (except that the Balance Sheet and the related unaudited statements of income, shareholders' equity and cash flows for the nine-month period ended on the Balance Sheet Date do not contain footnotes and are subject to year end adjustments which would not, either individually or in the aggregate, be material), have been derived from the accounting records of the Company and represent only actual, bona fide transactions to the best knowledge of the Shareholders.

          SECTION 3.05  Title to Property; Encumbrances.
                        -------------------------------

               (a) The Company does not own any real property or any Structures.

               (b) The Company has, and immediately prior to the Closing will have, good, valid and marketable title in fee simple to all personal property reflected on the Balance Sheet as owned by the Company and all personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens except (i) as set forth on Schedule 3.05(a) and (ii) Permitted Liens.

               (c) Schedule 3.05(c) contains a list of all tangible personal property having a cost or fair market value in excess of $5,000 owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

               (d) Schedule 3.05(d) contains a list of all real property leases, licenses and personal property leases under which the Company is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties, (ii) the termination date of each such lease or license, (iii) the name of the lessor or licensor, (iv) all rental and other payments made or required to be made for the fiscal years ending December 31, 1998 and December 31, 1999 and (v) the date and amount of the next permitted cost-of-living increase in each such lease or license. All leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any real property lease, personal property lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or
                            ----- -------
nonperformance) by the Company thereunder or, to the best knowledge of the Shareholders, any other party thereto. True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 3.05(d) have been delivered to Buyer heretofore. Except as set forth in
Schedule 3.05(d), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a "lease" shall include a sublease.

               (e) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in the aggregate and considered as a whole, in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The Leased Real Property and personal property described in Sections 3.05(b) and 3.05(c) and the personal property held by the Company pursuant to the leases and licenses described in Schedule 3.05(d) comprise all of the Leased Real Property and personal property used in the conduct of business of the Company.

          SECTION 3.06  Inventory and Accounts Receivable.
                        ---------------------------------

               (a) All inventory set forth or reflected in the Balance Sheet, or acquired by the Company since the Balance Sheet Date, consists of a quality and quantity usable and saleable by the Company in the ordinary course of its business as currently conducted. The value at which inventories are carried on the Balance Sheet reflects the normal inventory valuation policy of the Company, on a basis consistent with that of preceding period, of stating inventory at its lower of cost or market value, and, consistent therewith, all non-current or obsolete inventory held by the Company on the Balance Sheet Date has been valued at its current market value on the Balance Sheet as adjusted by reserves.

               (b) All accounts receivable of the Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims against the account debtor, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are fully collectible in the Ordinary Course, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet.
Schedule 3.06(b)(1) contains a true and complete aging of the Company's accounts receivable as of the Balance Sheet Date. Schedule 3.06(b)(2) contains a true and complete list of all customers of the Company who enjoy non-standard discounts or non-standard payment terms, together with a summary of any such non-standard discounts or non-standard payment terms.

          SECTION 3.07  Compliance with Law.  Except where it has not had a
                        -------------------
Material Adverse Effect, through and including the date hereof, the Company (i) has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) to the Shareholders' knowledge, has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement.

          SECTION 3.08  Trademarks, Patents, Etc.
                        ------------------------

               (a) Schedule 3.08(a) contains a true and complete list of all letters patent, patent applications, trade names, logos, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, Internet domain names, 1-800 and 1-888 telephone numbers, grants of a license or right to the Company with respect to any of the foregoing, both domestic and foreign, owned or claimed by the Company or used or proposed to be used by the Company in the conduct of its business, whether registered or not (collectively herein, "Registered Rights"). No other
                                                 -----------------
patent, trademark, service mark, trade name or copyright, or license with respect to any of the foregoing, is necessary to permit the Company's business to be conducted as now conducted or as heretofore or proposed to be conducted. True and complete copies of all documentation related to the Registered Rights have been delivered to Buyer heretofore.

               (b) Except as described in Schedule 3.08(b), the Company owns exclusively and has the exclusive and unrestricted right to use the Registered Rights as presently utilized, and all renewals therefor and claims for infringement thereof, and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, computer program (including source code), technical data, invention, process, confidential data and other information (collectively herein, "Proprietary Information") required for or incident to the
                       -----------------------
design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others and without infringing upon or otherwise acting adversely to the right or claimed right of any third party under or with respect to any of the Proprietary Information. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

               (c) Schedule 3.08(c) contains a true and complete list and non-confidential description of all licenses of, or rights to, Proprietary Information granted to the Company by others or to others by the Company.
Except as described in Schedule 3.08(c), (i) the Company has not sold, transferred, assigned, licensed, restricted, encumbered or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

               (d) There are no claims or demands of any Person pertaining to, or any Actions that are pending or, to the

Shareholders' knowledge, threatened, which challenge the rights of the Company in respect of any Registered Right or any Proprietary Information.

          SECTION 3.09  Banking and Insurance.
                        ---------------------

               (a) Schedule 3.09(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

               (b) Schedule 3.09(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to, or associated with, the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the Shareholders' knowledge, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or the Shareholders.

          SECTION 3.10   Indebtedness.
                         ------------

               (a) The Company has no liability or obligation for Indebtedness other than as set forth on Schedule 3.10(a), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Buyer heretofore. Except as described in Schedule 3.10(a), no event has occurred and no condition has become known to the Shareholders (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased
                      ----- -------
rights, termination, excusable delay or nonperformance by the Company or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as set forth in Schedule 3.10(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement.

               (b) Schedule 3.10(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company (the "Guaranties"). True and complete copies of all Guaranties have been delivered
-----------
to Buyer heretofore.

          SECTION 3.11  Judgments; Litigation.  Except as set forth on
                        ---------------------
Schedule 3.11:

               (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against or, to the best knowledge of the Shareholders, affecting the Company or its properties, assets or business.

               (b) To the Shareholders' knowledge, there is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (ii) Action threatened against the Company or its properties, assets or business, (iii) Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business or (iv) basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

          SECTION 3.12  Income and Other Taxes.  Except as set forth on
                        ----------------------
Schedule 3.12:

               (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all material respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Buyer has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

               (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

               (c) The Company has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

               (d) The Company has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

               (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity since January 1, 1995 and, to the best knowledge of the Shareholders, prior to January 1, 1995. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Shareholders have no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

               (f) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2);
(iv) is not a party
to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity; and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

               (g) Set forth on Schedule 3.12(g) is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution. No representation or warranty is made that such items are available for use by Buyer or its affiliates.

          SECTION 3.13  Corporate Records.  The copies or originals of the
                        -----------------
Certificate of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by, Buyer are true, complete and correct.

          SECTION 3.14  Employee Benefit Matters.  Except as set forth in
                        ------------------------
Schedule 3.14, the Company maintains no pension, retirement, profit-sharing, employee stock ownership plan, deferred compensation, stock bonus or other similar plan; medical, vision, dental or other health plan; life insurance plan; vacation, severance, golden parachute or other similar plan or arrangement; stock option, stock appreciation or other similar plan or arrangement; and any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, which, in any case, relates to the Company and for which the Surviving Corporation will incur any liability by operation of law or otherwise as a result of the transactions contemplated by this Agreement.

          SECTION 3.15  No Undisclosed Liabilities.  Except (i) to the extent
                        --------------------------
set forth or provided for in the Balance Sheet or the notes thereto, (ii) as set forth on Schedule 3.15 or (iii) for non-material current liabilities incurred since the Balance Sheet Date in the Ordinary Course, as of the date hereof the Company has no material liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

          SECTION 3.16  Permits, Licenses, Etc.  The Company possesses, and is
                        ----------------------
operating in material compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (i) occupy, maintain, operate and use the Leased Real Property as it is currently used and proposed to be used (including, if applicable, with respect to stormwater runoff and treatment of any of the Leased Real Property as a hazardous waste facility),
(ii) conduct its business as currently conducted and as proposed to be conducted, and (iii) maintain and operate its employee benefit plans (the "Permits"). Schedule 3.16 contains a true and complete list of all Permits and
 -------
each expiration date and scheduled renewal date related to each Permit. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to the Shareholders' knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and, except as set forth in Schedule 3.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

          SECTION 3.17  Regulatory Filings.  The Company has made all required
                        ------------------
registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. To the best knowledge of the Shareholders, all such registrations, filings and submissions were in compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the knowledge of the Shareholders, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

          SECTION 3.18  Consents.  All consents, authorizations and approvals of
                        --------
any Person to, or as a result of the consummation of, the transactions contemplated hereby that are necessary or advisable in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company, except as described in

Schedules 3.02, 3.05(d), 3.10(a) and 3.16 hereto. All consents, authorizations and approvals described in Schedules 3.02, 3.05(d), 3.10(a) and 3.16 will have been lawfully and validly obtained prior to the Closing.

          SECTION 3.19  Material Contracts; No Defaults.
                        -------------------------------

               (a) Schedule 3.19(a) contains a true and complete list and description of each individual outstanding sales order and sales contract of the Company having an indicated gross value in excess of $5,000 or having a term or duration in excess of six months. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. Except as described in Schedule 3.19(a), the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and to the best knowledge of the Shareholders, the Company has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

               (b) Schedule 3.19(b) contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of $5,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price.

               (c) Schedule 3.19(c) contains a true and complete list of all sales agency, sales representative and similar contracts or agreements of the Company and a description of the territory or market and the expiration or renewal date of each such contract or agreement. True and complete copies of each such contract or agreement have been delivered to Buyer heretofore. Except as described in Schedule 3.19(c), all of such contracts and agreements are terminable at any time by the Company without penalty upon not more than thirty
(30) days' notice.

               (d) Schedule 3.19(d) contains a true and complete list and description of all noncompetition agreements and covenants under which the Company or any Shareholder or, to the knowledge of the Shareholders, any of the Company's officers, directors or key employees is obligated, and true and complete copies of the same have been delivered to Buyer heretofore. Except as described in Schedule 3.19(d), the Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and, to the knowledge of the Shareholders, no such officer, director or key employee is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 3.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered to Buyer heretofore. No representation or warranty is made that any such agreement is enforceable by the Surviving Corporation or the Company.

               (e) Schedule 3.19(e) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 3.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Buyer heretofore.

               (f) Schedule 3.19(f) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Buyer heretofore. For the purposes of this subsection (f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety (90) days from the date hereof, (ii) involves payments or receipts by the Company in excess of $5,000, (iii) involves capital expenditures in excess of $5,000 or (iv) otherwise materially affects the Company taken as a whole.

               (g)  Except as described in Schedule 3.19(g):

                    (i) each agreement, contract, arrangement or commitment described above in this Section 3.19 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect;

                    (ii)   no event or condition has occurred or become known
to the Shareholders or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or
----- -------
accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this Section 3.19, or described or otherwise disclosed pursuant to this Agreement; and

                    (iii) no Person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure
                                                                  ----- -------
or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

          SECTION 3.20  Absence of Certain Changes.  Since the Balance Sheet
                        --------------------------
Date, except as disclosed in Schedule 3.20, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its material assets or properties except in the Ordinary Course;
(iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 3.21(a) or Schedule 3.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (xiii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) changed or suffered change in any Plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or (xv) entered into any material agreement or otherwise obligated itself to do any of the foregoing.

          SECTION  3.21  Employees and Labor Matters.
                         ---------------------------

               (a) Schedule 3.21(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Buyer heretofore. A true and complete copy of the Company's employee manual has been delivered to Buyer heretofore.

               (b) Schedule 3.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated, and true and complete copies of all such agreements have been delivered to Buyer heretofore.

               (c) Except for the employment and labor agreements listed on Schedules 3.21(a) and 3.21(b), neither Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing. There is no agreement, arrangement, commitment or understanding between the Company and any of its employees which could prohibit the Company from modifying the work schedule of its employees, including without limitation a change from a five-day work week to a four-day work week.

               (d) There is not occurring or, to the Shareholders' knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or its premises or products. Except for activities by the unions that are parties to any of the agreements listed on Schedule 3.21(b) with respect to the existing members of such unions, to the Shareholders' knowledge, no union or other labor organization has attempted to organize any of the employees of the Company.

               (e) The Company has complied with all Legal Requirements relating to employment and labor, except where the failure to so comply would not have a Material Adverse Effect, and, to the knowledge of the Shareholders, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

          SECTION 3.22  Affiliations.  Except as disclosed on Schedule 3.22,
                        ------------
none of the Shareholders, any officer, director or key employee of the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

          SECTION 3.23  Principal Customers and Suppliers.
                        ---------------------------------

               (a) Schedule 3.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date, and except as set forth on Schedule 3.23(a)(1), to the best knowledge of the Shareholders, since that date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

               (b) Schedule 3.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date, and, to the best knowledge of the Shareholders, since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

          SECTION 3.24  Warranty Liability.  Schedule 3.24 contains a true and
                        ------------------
complete description of (i) all warranties granted or made with respect to services rendered or products sold by the Company, and (ii) the Company's aggregate liability related to such warranties for each of the last three years.

          SECTION 3.25  Hazardous Materials. [To the best knowledge of the
                        -------------------
Shareholders, except as set forth on Schedule 3.25:

               (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by the Company or is presently located on or under any Leased Real Property (or, to the Shareholders' knowledge, any property adjoining any Leased Real Property), (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

               (b) No notice, citation, summons or order has been received by the Company or any Shareholder, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Shareholders' knowledge, threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company of any Environmental Law or (ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

               (c) The Company has not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.
Schedule 3.25(c) contains a true and complete list of all Material Safety Data Sheets applicable to the Company's operations at the Leased Real Property.

               (d) No above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by the Company.

               (e) No notice has been received by the Company with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

               (f) Except for a Phase I study performed in 1992, to the knowledge of the Company and the Shareholders, there have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted in relation to any Leased Real Property.

               (g) The Company has not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by the Company.

          SECTION 3.26  Brokers' Fees.  Except for Barrington Associates, no
                        -------------
broker, finder or similar agent has been employed by or on behalf of the Company or the Shareholders in connection with this Agreement or the transactions contemplated hereby, and neither the Company nor any of the Shareholders has entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION 3.27  Disclosure.  Except as set forth on Schedule 3.27, to
                        ----------
the best knowledge of the Shareholders, no representation or warranty of the Company or the Shareholders in this Agreement and no information contained in any Schedule or other writing delivered by the Company or the Shareholders pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. To the best knowledge of the Shareholders, there is no fact that the Company or the Shareholders has not disclosed to Buyer or Newco in writing that has had or, insofar as the Company or the Shareholders can now foresee, may have a material adverse effect on the ability of the Company or the Shareholders to perform fully this Agreement.


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to, and covenants and agrees with, the Shareholders that:

          SECTION 4.01  Organization, Power and Authority of Buyer and Newco.
                        ----------------------------------------------------
Each of Buyer and Newco has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

          SECTION 4.02  Authorization.  Each of Buyer and Newco has the
                        -------------
corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by each of Buyer and Newco of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by each of Buyer and Newco. This Agreement, upon its execution and delivery by each of Buyer and Newco (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of each of Buyer and Newco, enforceable against each of Buyer and Newco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03  No Conflict or Violation.  Subject to compliance with
                        ------------------------
the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificates of Merger as required by the Delaware Corporation Law and the California Corporation Law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Buyer or Newco is a party or by which Buyer or Newco is bound or affected or to which any of the property or assets of Buyer or Newco is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Buyer or Newco or any Legal Requirement applicable to or binding upon them, (c) result in the creation or imposition of any Lien upon any property or asset of Buyer or Newco or (d) otherwise adversely affect the contractual or other legal rights or privileges of Buyer or Newco. Schedule 4.03 sets forth a list of all agreements to which Buyer or Newco is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

          SECTION 4.04  Capitalization. The authorized capital stock of Buyer
                        --------------
consists of (i) 30,000,000 shares of Buyer Common Stock, of which 5,091,241 were issued and outstanding on December 31, 1997,(ii) 2,500,000 shares of Class B Common Stock, par value $.001 per share, of which 469,750 were issued and outstanding on December 31, 1997 and (iii) 5,300,000 shares of preferred stock, par value $.01 per share, of which 1,147,060 were issued and outstanding on December 31, 1997. All of the issued and outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Shares of Buyer Common Stock to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The authorized capital stock of Newco consists solely of 100 shares of common stock, of which 100 are, and on the Closing Date will be, issued and outstanding. All of the issued and outstanding shares of capital stock of Newco are, and on the Closing Date will be, owned beneficially and of record by Buyer.

          SECTION 4.05  Consents and Approvals.  No consent, approval,
                        ----------------------
authorization, license, permit or other action by, or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Buyer and Newco or the consummation by Buyer and Newco of the transactions contemplated hereby, except for such consents, approvals, authorizations, licenses, permits, actions or filings as will have been obtained, taken or filed at or prior to the Closing.

          SECTION 4.06  Reports and Financial Statements.  The Buyer has
                        --------------------------------
previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (i) Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 1996, March 31, 1997, September 30,1997 and December 31, 1997, (ii) Annual Report on Form 10-K for the fiscal year ended June 30, 1997, each as filed with the Securities and Exchange Commission (the "SEC"), and (iii)
                                                                ---
all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1996 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports include all of the documents
               -------------
required to be filed by the Buyer under the Exchange Act with the SEC since December 31, 1997. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

          SECTION  4.07  Brokers' Fees.  Except as set forth on Schedule 4.07,
                         -------------
no broker, finder or similar agent has been employed by or on behalf of Buyer or Newco in connection with this Agreement or the transactions contemplated hereby, and neither Buyer nor Newco have entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION  4.08  Disclosure.  To the knowledge of Buyer and Newco, no
                         ----------
representation or warranty of the Buyer or Newco in this Agreement and no information contained in any other writing delivered by them to the Company or the Shareholders pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. To the knowledge of Buyer and Newco, there is no fact that the Buyer or Newco has not disclosed to the Company or the Shareholders in writing that has had or, insofar as the Newco or the Buyer can now foresee, may have a material adverse effect on the ability of Buyer or Newco to fully perform this Agreement.

          SECTION  4.09  Capital Contribution.  The repayment in cash of certain
                         --------------------
indebtedness of the Company by Buyer or the Surviving Corporation pursuant to
Section 2.12(f) hereof shall be accounted for as a contribution of capital by Buyer to the Surviving Corporation.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                              OF THE SHAREHOLDERS
                              -------------------

          Each Shareholder hereby severally but not jointly represents and warrants to, and covenants and agrees with, Buyer and Newco that:

          SECTION  5.01  Ownership of Shares.  The Shareholder owns of record
                         -------------------
and beneficially the number of Shares set forth opposite its name on Schedule
3.03 hereto, and has, and at all times prior to and as of the Closing the Shareholder will have, good and marketable title to such Shares free and clear of all Liens.

          SECTION  5.02  Delivery of Good Title.  All consents, approvals,
                         ----------------------
authorizations and orders necessary for the sale and delivery of the Shares to be sold by the Shareholder hereunder have been obtained, and the Shareholder has, and immediately prior to the Closing the Shareholder will have, full right, power, authority and capacity to sell, assign, transfer and deliver such Shares pursuant to this Agreement.

          SECTION  5.03  Execution and Delivery.  The Shareholder has the power
                         ----------------------
and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement, upon its execution and delivery by the Shareholder (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION  5.04  No Conflicts.  The execution, delivery and performance
                         ------------
of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which the Shareholder is a party or by which the Shareholder or the Shareholder's Shares are bound, or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over the Shareholder or the property of the Shareholder.

          SECTION  5.05  Restrictions on Transfer of Buyer Common Stock Under
                         ----------------------------------------------------
Securities Laws.
---------------

               (a) The Shareholder understands and agrees that the shares of Buyer Common Stock it will acquire in the Merger have not been registered under the Securities Act and that, accordingly, such shares will not be fully transferable except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Shareholder acknowledges that it must bear the economic risk of its investment in such shares of Buyer Common Stock for an indefinite period of time since such shares have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

               (b) The Shareholder hereby represents and warrants that it is acquiring the shares of Buyer Common Stock in the Merger for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

               (c)  The Shareholder hereby agrees with Buyer as follows:

                    (i) The certificates evidencing the shares of Buyer Common Stock it will acquire in the Merger, and each instrument or certificate issued in transfer thereof, will bear substantially the following legends:

               "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

               "The securities evidenced by this certificate are subject to, and transferable only in accordance with, the provisions of an Agreement and Plan of Merger among Interiors, Inc. (the "Company") and others. A copy of this agreement is on file in the office of the Secretary of the Company."

                    (ii) The certificates representing such shares of Buyer Common Stock, and each instrument or certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                    (iii) Absent an effective registration statement under the Securities Act, covering the disposition of the shares of Buyer Common Stock which the Shareholder acquires in the Merger, the Shareholder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of such shares of Buyer Common Stock without first providing Buyer with an opinion of counsel (which may be counsel for Buyer) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

                    (iv) The Shareholder consents to Buyer's making a notation on its records or giving instructions to any transfer agent of the Buyer Common Stock in order to implement the restrictions on transfer set forth in this subsection (c).


                                  ARTICLE VI

                     CONDITIONS TO CONSUMMATION OF MERGER
                     ------------------------------------

          SECTION  6.01  Conditions to Obligations of Buyer and Newco.
                         --------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of Buyer and Newco to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Buyer.

               (b) The representations and warranties of the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and each Shareholder shall have complied with all covenants and agreements and satisfied all conditions on the Company's or his or her part, as applicable, to be performed or satisfied on or prior to the Closing Date.

               (c) Buyer shall have received from each Shareholder executing this Agreement a certificate dated the Closing Date in substantially the form attached as Annex C hereto.

               (d) Buyer shall have received a certificate of the President of the Company in substantially the form attached as Annex D hereto.

               (e) Buyer shall have received a certificate of the Secretary of the Company dated the Closing Date in substantially the form attached as Annex E hereto.

               (f) Robert M. Perkowitz shall have entered into a Non-Competition Agreement with Buyer substantially in the form attached as Annex F hereto.

               (g) Buyer, the Escrow Agent and the Representative shall have entered into the Escrow Agreement.

               (h) Buyer shall be satisfied, in its reasonable discretion, that the issuance of Buyer Common Stock to the Shareholders in connection with the Merger shall be exempt from the registration and prospectus delivery requirements of the Securities Act.

               (i) All authorizations, consents, waivers and approvals by or from third parties required for the consummation of the transactions contemplated hereby shall have been obtained and all Liens on the assets and properties of the Company shall have been released or terminated or the Shareholders have made adequate provision for the lack thereof reasonably acceptable to the Buyer.

               (j) No act, event or condition shall have occurred after the date hereof which Buyer determines has had or could reasonably be expected to have a Material Adverse Effect.

               (k) Each Subsidiary of the Company shall have been merged with and into the Company.

               (l) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

          SECTION  6.02  Conditions to Obligations of the Company and the
                         ------------------------------------------------
Shareholders.  Notwithstanding any other provision of this Agreement, the
------------
obligations of the Company and the Shareholders to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

               (b) The Shareholders shall have received a certificate of the Secretary of Buyer dated the Closing Date in substantially the form attached as Annex G hereto.

               (c) The Shareholders shall have received a certificate of the President of Buyer in substantially the form attached as Annex H hereto.

               (d) The Shareholders shall have received a certificate of the Secretary of Newco dated the Closing Date in substantially the form attached as Annex I hereto.

               (e) The Shareholders shall have received a certificate of the President of Newco in substantially the form attached as Annex J hereto.

               (f) No act, event or condition shall have occurred after the date hereof which the Shareholders determine has had or could reasonably be expected to have a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of Buyer.

               (g) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Shareholders and their counsel.

               (h) The payments contemplated by Schedule 2.12(f) shall be made concurrently with the Closing.

                                  ARTICLE VII

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

          During the period commencing on the date hereof and continuing through the Closing Date, the Company and the Shareholders covenant and agree (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise expressly consent in writing) that:

          SECTION  7.01  Qualification.  The Company shall maintain all
                         -------------
qualifications to transact business and remain in good standing in the foreign jurisdictions set forth on Schedule 3.01(a).

          SECTION  7.02  Ordinary Course.  The Company shall conduct its
                         ---------------
business in, and only in, the Ordinary Course and shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. The Company shall maintain its properties and assets in good condition and repair.

          SECTION  7.03  Organic Changes.  The Company shall not (a) amend its
                         ---------------
Certificate of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do.

          SECTION  7.04  Indebtedness.  The Company shall not incur any
                         ------------
Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person except in the Ordinary Course. The Company shall not restructure or refinance its existing Indebtedness.

          SECTION  7.05  Accounting.  The Company shall not make any change in
                         ----------
the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. The Company shall maintain its books, records and accounts in accordance with GAAP.

          SECTION  7.06  Compliance with Legal Requirements. The Company shall
                         ----------------------------------
comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer, or upon any of its affiliates, in connection therewith or herewith.

          SECTION  7.07  Disposition of Assets.  The Company shall not sell,
                         ---------------------
transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of, its material properties or assets, tangible or intangible, or any interest therein.

          SECTION  7.08  Compensation.  Except as set forth on Schedule 7.08,
                         ------------
the Company shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company.

          SECTION  7.09  Modification or Breach of Agreements; New Agreements.
                         ----------------------------------------------------
The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of, or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall meet all of its contractual obligations in accordance with their respective terms.

          SECTION  7.10  Capital Expenditures.  Except for capital expenditures
                         --------------------
or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed $20,000 in the aggregate), the Company shall not purchase or enter into any contract to purchase any capital assets.

          SECTION  7.11  Maintain Insurance.  The Company shall maintain its
                         ------------------
Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled.

          SECTION  7.12  Discharge.  The Company shall not cancel, compromise,
                         ---------
release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

          SECTION  7.13  Actions.  The Company shall not institute, settle or
                         -------
agree to settle any Action before any Governmental Entity.

          SECTION  7.14  Permits.  The Company shall maintain in full force and
                         -------
effect, and comply with, all Permits.

          SECTION  7.15  Tax Assessments and Audits.  The Company shall furnish
                         --------------------------
promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Shareholders shall cause the Company to promptly inform Buyer, and permit the participation in and control by Buyer, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Buyer.


                                  ARTICLE VII

                             ADDITIONAL COVENANTS
                             --------------------

          SECTION  8.01  Covenants of the Company and the Shareholders.  During
                         ---------------------------------------------
the period commencing on the date hereof and continuing through the Closing Date, the Company and each Shareholder agrees to:

               (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer or upon any of its affiliates in connection therewith or herewith;

               (b) use its reasonable commercial efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company or the Shareholder, as applicable, in connection with the transactions contemplated by this Agreement;

               (c) use its reasonable commercial efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.01 of this Agreement;

               (d) promptly advise Buyer orally and, within three (3) Business Days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect; and

               (e) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that
                                                         --------  -------
the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement pursuant to Section 9.01(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

          SECTION  8.02  Covenants of Buyer.  During the period commencing on
                         ------------------
the date hereof and continuing through the Closing Date, Buyer agrees to:

               (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Company and the Shareholders in connection with any such requirements imposed upon the Shareholders or the Company or upon any of the Affiliates of the Company in connection therewith or herewith;

               (b) use its reasonable commercial efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Buyer in connection with the transactions contemplated by this Agreement;

               (c) use its reasonable commercial efforts to preserve intact its business organization, employees and other business relationships, to operate its business in the Ordinary

Course and to maintain its books, records and accounts in accordance with GAAP; and

               (d) use its reasonable commercial efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.02 of this Agreement.

          SECTION  8.03  Access and Information.
                         ----------------------

               (a) Between the date hereof and the Closing Date, (i) the Company will permit, and the Shareholders will cause the Company's officers, directors, key employees and advisors to permit, Buyer and its representatives and agents reasonable access to the Company's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by Buyer and (ii) Buyer will permit the Company and its representatives and agents access to Buyer's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by the Company.

               (b) Section 6 of the Letter of Intent (Confidentiality) shall survive the execution and delivery of this Agreement. Each Shareholder hereby agrees to be bound by the terms of Section 6 of the Letter of Intent as though the Shareholder was an original party to the Letter of Intent.

          SECTION  8.04  Expenses.  Except as otherwise specifically provided
                         --------
herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents. The fees and expenses of the Escrow Agent under the Escrow Agreement will be shared one-half by Buyer and one=half by the Shareholders.

          SECTION  8.05  Certain Notifications.  At all times from the date
                         ---------------------
hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may (i) render any statement, representation or warranty of such party in this Agreement (including the Schedules hereto) inaccurate or incomplete in any material respect or (ii) constitute or result in the breach by such party of, or a failure to comply with, any agreement or covenant in this Agreement applicable to such party or
(iii) result in the failure by such party to satisfy any of the conditions specified in Article VI hereof.

          SECTION  8.06  Publicity; Employee Communications.  At all times prior
                         ----------------------------------
to the Closing Date, each party shall obtain the
consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided,
                                                                   --------
however, that no party shall be prohibited from supplying any information to any
-------
of is representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section
8.06. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

          SECTION  8.07  Further Assurances.
                         ------------------

               (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

               (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholders or the proper officers or directors of the Company, Buyer or Newco, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          SECTION  8.08  Inconsistent Action. The Shareholders shall not take or
                         -------------------
suffer to be taken, and shall not permit the Company to take or cause or suffer to be taken, any action that would cause any of the representations or warranties of the Shareholders in this Agreement to be untrue, incorrect, incomplete or misleading.

          SECTION  8.09  Post-Termination Employment.  The Shareholders
                         ---------------------------
acknowledge and agree that, subject to any written contracts of employment, if any, after the Closing (a) neither Buyer nor the Surviving Corporation shall be required to employ or retain any employee of the Company or any other Person, and (b) Buyer, in its sole and absolute discretion, may cause the Surviving Corporation to retain all, some, or none of such employees.

          SECTION  8.10  Subordination.  Each Shareholder agrees that the
                         -------------
Shareholder Promissory Note shall be subordinated in right of payment to payment of Buyer's bank debt. Each Shareholder further agrees that, at the request of Buyer it shall, or shall cause the Trustee to, execute a Subordination Agreement containing provisions substantially equivalent to those set forth in Annex K hereto, in favor of any such bank.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION  9.01  Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Closing:

               (a)  by mutual consent of all of the parties hereto;

               (b) by the Shareholders, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if the Merger shall not have been consummated on or before March 23, 1998 (or such later date as Buyer and the Shareholders may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

               (c) by Buyer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Shareholders under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 6.01 have not been met on the Closing Date, and, in each case, Buyer is not then in material default of its obligations hereunder; or

               (d) by the Shareholders if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 6.02 have not been met on the Closing Date, and, in each case, the Shareholders are then in material default of its obligations hereunder.

          SECTION  9.02  Effect of Termination.
                         ---------------------

               (a) In the case of any termination of this Agreement, the provisions of Sections 8.03(b) and 8.04 shall remain in full force and effect.

               (b) Upon termination of this Agreement as provided in Section 9.01(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

               (c)  In the event of termination of this Agreement as provided in
Section 9.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

          SECTION  9.03  Amendment.  This Agreement may be amended only by a
                         ---------
written instrument executed by each of the parties hereto. Any amendment effected pursuant to this Section 9.03 shall be binding upon all parties hereto.

          SECTION  9.04  Waiver.  Any term or provision of this Agreement may be
                         ------
waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.04 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.


                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          SECTION  10.01  Survival of Representations and Warranties and
                          ----------------------------------------------
Covenants.
---------

               (a) The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until forty-five (45) days after the date hereof (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled); provided, however, that the representations and warranties contained in Section
--------  -------
3.25 shall survive until one hundred eighty (180) days after the date hereof.

               (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to
Section 12.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 10.01(a) for such representation, warranty, covenant or agreement.

          SECTION  10.02  Indemnification.
                          ---------------

               (a) Subject to the limitations set forth in Sections 10.02(c) and (d), the Shareholders jointly and severally covenant and agree to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act, and after the Closing, the Company, from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Shareholders in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; provided, however, that certain projections delivered to Buyer as listed on Schedule 10.02 hereof may not be relied upon by Buyer or Newco (ii) the failure of the Shareholders or the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Shareholders or the Company pursuant to this Agreement; or (iii) any Action arising out of or resulting from the conduct by the Company of its business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date.

               (b) Subject to the limitation set forth in Sections 10.02(e), Buyer covenants and agrees to defend, indemnify and hold harmless the Shareholders from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

               (c) The Shareholders' liability under this Section 10.02 shall be allocated among them pro rata in accordance with the number of Shares owned by each of them as set forth on Schedule 3.03 hereto. No Shareholder shall have any right of contribution or equitable indemnification against the Company or the Surviving Corporation for the Shareholders' obligations under Section 10.02(a).

               (d)  The indemnification obligations of the Shareholders under
Section 10.02(a) (other than with respect to indemnification obligations arising out of or related to Environmental Laws) shall apply only to the extent that the amount of Damages exceeds an accumulated total of $50,000, at which point the obligations of the Shareholders shall be to indemnify for all Damages (not including the first $50,000). The maximum aggregate liability of the Shareholders under this Section 10.02 (other than with respect to indemnification obligations arising out of or related to Environmental Laws) shall be Escrow Shares having a Fair Market Value (as defined in the Escrow Agreement) of $200,000. The indemnification obligations of the Shareholders under Section 10.02(a) with respect to indemnification obligations arising out of or related to Environmental Laws shall apply only to the extent that the amount of Damages exceeds an accumulated total of $75,000, at which point the obligations of the Shareholders shall be to indemnify for all Damages (not including the first $75,000). The maximum aggregate liability of the Shareholders under this Section 10.02 respect to indemnification obligations arising out of or related to Environmental Laws shall be Escrow Shares having a Fair Market Value (as defined in the Escrow Agreement) of $500,000. The initial amounts of $75,000 and $50,000 set forth above shall be in addition to all book reserves on the Balance Sheet (except any reserve related to accounts receivable), which book reserves shall be fungible and shall apply to any category of liability of the Company.

               (e) Buyer's liability under this Section 10.02 shall be limited to $700,000 (excluding any obligation of Buyer with respect to the payment of the Merger Consideration or the enforcement of the Shareholder Promissory Note or the Creditor Promissory Note.

               (f)  The rights to indemnification set forth in this Section
10.02 shall be the sole and exclusive remedies of the parties with respect to the breach of this Agreement, including without limitation the breach of any representation, warranty, covenant or agreement contained in this Agreement. Each party hereto shall retain all rights and remedies to which it may be entitled under applicable law for matters other than the breach of this Agreement (including, without limitation, conduct constituting fraud by any party hereto in connection with the transactions contemplated hereby).

          SECTION  10.03  Third Party Claims.
                          ------------------

               (a)  If any party entitled to be indemnified pursuant to Section
10.02 or 11.03 (an "Indemnified Party") receives notice of the assertion by any
                    -----------------
third party of any claim or of the commencement by any such third person of any Action

(any such claim or Action being referred to herein as an "Indemnifiable Claim")
                                                          -------------------
with respect to which another party hereto (an "Indemnifying Party") is or may
                                                ------------------
be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the
                                               ------------
Indemnifiable Claim; provided, however, that the failure to provide such notice
                     --------  -------
shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

               (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying Party shall permit the
           --------  -------
Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and
(ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

               (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided,
                                                                  --------
however, that the Indemnified Party shall notify the Indemnifying Party of any
-------
compromise or settlement of any such Indemnifiable Claim.

               (d) Anything contained in this Section 10.03 to the contrary notwithstanding, the Shareholders shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer or the Company which Buyer determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of Buyer or the Company;

provided, however, if such equitable relief portion of the Indemnifiable Claim
--------  -------
can be so separated from that for money damages, the Shareholders shall be entitled to assume the defense of the portion relating to money damages.


                                  ARTICLE XI

                            REGISTRATION RIGHTS AND
                            -----------------------
                      ADDITIONAL RESTRICTIONS ON TRANSFER
                      -----------------------------------

          SECTION  11.01  Registration of Shares.
                          ----------------------

               (a) Buyer shall at any time, upon the written request of a majority of the holders of Registrable Securities, prepare and file with the Commission a registration statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the Registrable Securities (the "Registration"). The Registration
                                          ------------
shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders from time to time.

               (b) Buyer shall use reasonable efforts to cause the Registration to become effective under the Securities Act as soon as practicable following the date on which the registration statement is filed with the Commission. Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments or otherwise, Buyer shall use reasonable efforts to keep the Registration continuously effective until the third anniversary of the Closing Date. Buyer shall use reasonable efforts to take such actions under the laws of various states as may be required to cause the resale of the Shares pursuant to the Registration to be lawful.

               (c) Following the effectiveness of a registration statement filed pursuant to this Section 11.01, Buyer may, at any time, suspend the effectiveness of such Registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to each Shareholder, if Buyer shall have
 ------------------
determined that Buyer may be required to disclose any material corporate development which disclosure may have a material adverse effect on Buyer. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120
                                                                    ----
days) may occur in immediate succession. The period of any such suspension of the registration statement shall be added to the period of time Buyer agrees to keep the registration statement effective as provided in Section 11.01(b). Buyer shall use its best efforts to limit the duration and number of any Suspension Periods. Each Shareholder agrees that, upon receipt of any notice from Buyer of a Suspension Period, such Shareholder shall (or shall cause the Trustee to) forthwith discontinue disposition of Merger Shares covered by such registration statement or prospectus until such Shareholder (i) is advised in writing by Buyer that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and
(iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

          SECTION  11.02  Expenses of Registration.  All Registration Expenses
                          ------------------------
shall be borne by Buyer; provided, however, that the term Registration Expenses
                         --------  -------
shall not include, and in no event will Buyer be obligated to pay, expenses and fees of counsel for the Shareholders or stock transfer taxes relating to Registrable Securities.

          SECTION  11.03  Indemnification.
                          ----------------

               (a) Buyer will, and does hereby undertake to, indemnify and hold harmless each Shareholder with respect to any registration effected pursuant to this Article XI, against all Damages to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statements (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by Buyer of any federal, state or common law rule or regulation applicable to Buyer in connection with any such registration, and will reimburse, as incurred, each such Shareholder for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Damages; provided that Buyer will not be liable in any such case to the extent that any such Damages arise out of or are based on any untrue statement or omission based upon written information furnished to Buyer by an instrument duly executed by such Shareholder and stated to be specifically for use therein.

               (b) Each Shareholder will, if Registrable Securities held by or issuable to such Shareholder are included in such registration, indemnify Buyer, each of its directors, and each officer who signs a registration statement in connection therewith, and each person controlling Buyer, and each other Shareholder, against all Damages arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, Buyer, each such other Shareholder, and each such director, officer and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Damages, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to Buyer by an instrument duly executed by such Shareholder and stated to be specifically for use therein.

               (c) The procedures to be followed with respect to third party claims by any party entitled to indemnification under this Section 11.03 shall be as set forth in Section 10.03.

          SECTION  11.04  Shareholder Information.  Each Shareholder shall
                          -----------------------
furnish to Buyer such information regarding such Shareholder and the distribution proposed by such Shareholder as Buyer may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Agreement.

          SECTION  11.05  Restrictions on Transfer.  In addition to the
                          ------------------------
restrictions on transfer described in Section 5.05 hereof, each Shareholder hereby agrees that:

               (a) The shares of Buyer Common Stock which such Shareholder receives in the Merger may not be sold, assigned, conveyed, hypothecated, transferred or subjected to any Lien until the Anniversary Date, and any transfer or pledge in violation of this Section 11.05(a) (other than pursuant to the terms of the Escrow Agreement) shall be null and void ab initio; and
                                                          -- ------

               (b) After the Anniversary Date, the number of shares of Buyer Common Stock which the Shareholder may sell in any calendar week, combined with shares of Buyer Common Stock sold by other Shareholders in the same calendar week, may not (without the prior written consent of Buyer) exceed, in the aggregate, five percent (5%) of the aggregate number of shares of Buyer Common Stock received by the Shareholders in the Merger. Each Shareholder further agrees that it shall use its best efforts to cause the Trustee to comply with the requirements of this Section 11.05(b).

                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

          SECTION  12.01  Notices.  All notices and other communications under
                          -------
or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses:

               (a)  If to Buyer or Newco, addressed to:

                    Interiors, Inc.
                    320 Washington Street
                    Mt. Vernon, New York 10553-1017
                    Facsimile: (914) 665-5469

                    Attention: Mr. Max Munn

                    With copies to:

                    Paul, Hastings, Janofsky & Walker LLP
                    Twenty-Third Floor
                    555 South Flower Street
                    Los Angeles, California 90071
                    Facsimile:  (213) 627-0705

                    Attention:  DeAnne H. Ozaki, Esq.

                    and

                    Mr. Dennis D'Amore
                    1755 Glendale Boulevard
                    Los Angeles, California 90026
                    Facsimile: (213) 664-5679

                    and

                    Irvin Rothfarb, Esq.
                    15 West 53/rd/ Street
                    New York, New York 10019
                    Facsimile: (212) 262-6228

               (b)  If to the Company, addressed to:

                    Merchandise Sales, Inc.
                    3817 Bonwood Drive
                    Charlotte, North Carolina 28211

                    Marked Confidential
                    Attention: Mr. Robert M. Perkowitz

                    With a copy to:

                    Jeffer, Mangels, Butler & Marmaro LLP
                    2121 Avenue of the Stars, 10/th/ Floor
                    Los Angeles, California 90067
                    Facsimile: (310) 203-0567

                    Attention: William F. Capps, Esq.

               (c)  If to the Shareholders, addressed to:

                    Sienna Holdings
                    2330 Marinship Way
                    Suite 220
                    Sausalito, California 94965

                    Attention: Mr. Steve West
                    Facsimile: (415) 339-2805

                    With a copy to:

                    Jeffer, Mangels, Butler & Marmaro LLP
                    2121 Avenue of the Stars, 10/th/ Floor
                    Los Angeles, California 90067
                    Facsimile: (310) 203-0567

                    Attention: William F. Capps, Esq.

          SECTION  12.02  Severability.  If any term or provision of this
                          ------------
Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          SECTION  12.03  Entire Agreement.  Except as specifically set forth
                          ----------------
herein, this Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter, including, without limitation, the Letter of Intent.

          SECTION  12.04  Successors and Assigns.  This Agreement shall be
                          ----------------------
binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may assign either this Agreement or
         --------  -------
any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto (other than to the Surviving Corporation as a result of the Merger), and any such transfer or assignment without said consent shall be void, ab initio. Subject to the
                                               ---------
immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

          SECTION  12.05  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

          SECTION  12.06  Schedules and Annexes.  The schedules and annexes to
                          ---------------------
this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          SECTION  12.07  Construction.
                          ------------

               (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

               (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

          SECTION  12.08 Consent to Jurisdiction.  Each party hereto irrevocably
                         -----------------------
submits to the exclusive jurisdiction of the courts of the State of California and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION  12.09  Governing Law.  This Agreement shall be governed by
                          -------------
and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       ARTMASTER STUDIOS, INC.


                                       By: /s/ John D. Mazzuto
                                          ______________________________________
                                           An Authorized Officer



                                       INTERIORS, INC.


                                       By: /s/ John D. Mazzuto
                                          ______________________________________
                                           An Authorized Officer



                                       MERCHANDISE SALES, INC.


                                       By: /s/ Robert M. Perkowitz
                                          ______________________________________
                                          Robert M. Perkowitz
                                          President


                                       PARADIGM MANAGEMENT, INC.


                                       By: /s/ Robert M. Perkowitz
                                          ______________________________________
                                          Robert M. Perkowitz
                                          President


                                       SIENNA LIMITED PARTNERSHIP II
                                       BY: SIENNA ASSOCIATES, its general
                                           partner


                                       By: /s/ Daniel L. Skaff
                                          ______________________________________
                                          Daniel L. Skaff
                                          Chairman of the General Partners


                                       /s/ Daniel L. Skaff
                                       _________________________________________
                                       Daniel L. Skaff

                                     -60-